                                                                EXHIBIT 8.2

       [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM APPEARS HERE]




                                            September 6, 1996



Turner Broadcasting System, Inc.
One CNN Center
Box 105366
Atlanta, Georgia 30348-5366


             Re:   Time Warner Inc./Turner Broadcasting
                   System, Inc., Registration Statement
                   on Form S-4
                   ----------------------------------------

Ladies and Gentlemen:

             We have acted as your counsel in connection with the transactions contemplated by the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995, as amended as of August 8, 1996 (the "Merger Agreement"), among Time Warner Inc., a Delaware corporation ("Time Warner"), TW Inc., a Delaware corporation and a direct wholly owned subsidiary of Time Warner ("Holdco"), Time Warner Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Holdco ("Delaware Sub"), TW Acquisition Corp., a Georgia corporation and a direct wholly owned subsidiary of Holdco ("Georgia Sub"), and Turner Broadcasting System, Inc., a Georgia corporation ("TBS"). Pursuant to the Merger Agreement, Delaware Sub will be merged with and into Time Warner and Georgia Sub will be merged with and into TBS. The terms of the Mergers and related transactions are described in the Registration Statement on Form S-4 (the "Registration Statement"), filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), including a Joint Proxy Statement/Prospectus (the "Proxy Statement/Prospectus")./1/ You have requested our opinion regarding the discussion set forth in the section of the Proxy Statement/Prospectus entitled "THE

- ---------------------
/1/ All capitalized terms used herein that are not defined shall have the meaning set forth in the Proxy Statement/Prospectus.

Turner Broadcasting System, Inc.
September 6, 1996
Page 2



TRANSACTION--Federal Income tax Consequences--TBS Merger" and with respect to the Federal income tax consequences of the TBS Merger.

             In rendering our opinion, we have examined and relied upon the accuracy and completeness of the information set forth in the Merger Agreement, the Proxy Statement/Prospectus, the representation letters of New Time Warner, Time Warner, Delaware Corp., Georgia Corp., and TBS, certain shareholder certificates from the Turner Shareholders and certain subsidiaries of LMC, and such other documents as we have deemed necessary or appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof, and the authenticity of the originals of such latter documents. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the information, statements, and representations set forth in the documents referred to above, and on the assumption that the Transaction will occur in a manner and form consistent with the descriptions set forth in such documents.

             Based upon and subject to the foregoing, the description of the Federal income tax consequences to certain holders of outstanding shares of TBS Capital Stock contained in the section of the Proxy Statement/Prospectus entitled "THE TRANSACTION--Federal Income Tax Consequences--TBS Merger" (and the subheadings thereof) represents our opinion, subject to the qualifications set forth therein.

             We express no opinion with respect to the matters addressed in this letter other than as set forth above.

             We are furnishing this opinion to you solely in connection with the TBS Merger and it is not to be relied upon, circulated, quoted or otherwise referred to by any other person for any other purpose without our prior written consent. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in applicable law.

Turner Broadcasting System, Inc.
September 6, 1996
Page 3




             We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom in the sections captioned "THE TRANSACTION--Federal Income Tax Consequences--TBS Merger" and "Legal Matters" in the Proxy Statement/Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,


                                       /s/ Skadden, Arps, Slate,
                                               Meagher & Flom